UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 21, 2009

(Date of earliest event reported)

California Micro Devices Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-15449	94-2672609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 N. McCarthy Blvd., No. 100, Milpitas, CA 95035-5112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 263-3214

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01	Regulation FD Disclosure

On April 21, 2009, Registrant’s President sent the letter attached as Exhibit 99.1 to Registrant’s employees.

All statements contained in Exhibit 99.1 to this Form 8-K that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, the Company’s actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as may, will, intends, plans, believes, anticipates, visualizes, expects, and estimates. Examples of forward-looking statements in this Exhibit 99.1 include the Company’s beliefs that (1) we are in a better position to gain market share than we have been in years, (2) its strong cash position gives the Company a competitive edge over those of its competitors who are under intense financial pressure, (3) the Company has solid plans for growth, driven by new products under development and potentially by acquisition of synergistic product lines or companies, (4) it is not in its stockholders’ interest to explore a sale of the Company when the stock market and its stock price is at close to its low point over the past several years and when the Company has solid plans for growth, (5) the Company is in a strong position to accomplish its growth and other goals, in part because of the cash it has been able to accumulate from its operations over the past four years, (6) that distributing cash to stockholders now would impair the company’s ability to achieve its goals, (7) the Company’s near term priorities to return to positive operating cash flow and profitability, continuing to strengthen key customer relationships, accelerating design win activity in key markets including smart phones, consumer electronics and High Brightness LEDs, and investing in new products, and (8) the Company’s expectation to achieve improved financial results by reducing discretionary spending, improving gross margin through a continued focus on cost reduction and on higher margin market segments, and increasing revenue by growing market share in higher growth market segments. These and other forward-looking statements in Exhibit 99.1 to this Form 8-K are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether the Company’s R&D program investment yields products with substantial associated customer demand; whether significant competitors of the Company are or will be experiencing liquidity issues; whether the Company is able to locate synergistic companies or product lines to acquire at attractive prices; whether the Company is able to successfully integrate any acquisition it makes; whether the Company is able to grow organically or through acquisition; whether the Company’s stock price will increase in the future; whether the Company encounters unexpected impediments to reducing product costs or expenses; and whether the Company has to reduce product prices due to customer or competitor requirements as well as the risk factors detailed in the Company’s Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, future actual results could differ materially from the Company’s expectations. These forward-looking statements speak only as to the date of this Form 8-K, and, except as required by law, the Company undertakes no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1, Letter dated April 21, 2009, from Robert V. Dickinson, Registrant’s President and CEO, to Registrant’s employees is furnished pursuant to Item 7.01 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report on

Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized on the 21st day of April, 2009.

CALIFORNIA MICRO DEVICES CORPORATION
(Registrant)

By:	/s/ ROBERT V. DICKINSON
Robert V. Dickinson
President and Chief Executive Officer

Exhibit Index

Exhibit	Description

99.1	Letter dated April 21, 2009, from Robert V. Dickinson, Registrant’s President and CEO, to Registrant’s employees is furnished pursuant to Item 7.01 of Form 8-K

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